SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Under Rule 14a-12

Minnesota Corn Processors, LLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[MINNESOTA CORN PROCESSORS, LLC LOGO]

MINNESOTA CORN PROCESSORS, LLC
District 8

To:      Minnesota Corn Processors, LLC — District 8 Members

From:

Bob Bender	Larry Dowd	Andy Jensen	Ken Regier

Date:      August 26, 2002

We, the District 8 Directors listed above, are writing to encourage you to vote FOR the ADM merger (buy out). If you have put aside your proxy statement thinking it is not important that you vote because these things happen without shareholder involvement, think again.

Every member who is an eligible voter has one vote. If you want this merger to happen, your vote is important. It takes two thirds of the votes cast to make this happen. We directors have seen the projections, fairness opinions and all the other information in the proxy, and we have concluded that this is an offer that is worth taking.

If you agree that $2.90 per unit is a good price, please be sure and get your vote in the mail before the weekend in order to beat the September 5th deadline. Thank you.